                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[X]  Preliminary Proxy Statement         [_]  CONFIDENTIAL, FOR USE OF THE
                                              COMMISSION ONLY (AS PERMITTED BY
                                              RULE 14A-6(E)(2))

[_]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                    MICROFLUIDICS INTERNATIONAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

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Notes:

                    MICROFLUIDICS INTERNATIONAL CORPORATION

                                30 Ossipee Road
                       NEWTON, MASSACHUSETTS  02464-9101

                            -----------------------

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            -----------------------

To Our Shareholders:

     The Annual Meeting of Shareholders of Microfluidics International Corporation, a Delaware corporation (the "Company"), will be held on Tuesday, June 15, 1999, at 10:00 a.m., local time, at the offices of the Company located at 30 Ossipee Road, Newton, Massachusetts, for the following purposes:

     1. To elect a Board of Directors to serve for the ensuing year and until their respective successors have been duly elected and qualified.

          The nominees the Board of Directors proposes to present for election are: Irwin J. Gruverman, James N. Little, Michael A. Lento, Vincent B. Cortina, Bret A. Lewis and J.B. Jennings.

     2. To amend the Company's Certificate of Incorporation to effect (i) a decrease in the number of authorized shares of Common Stock from 20,000,000 to 10,000,000 and (ii) a one-for-two, one-for-two and one half and one-for-three reverse stock split of the issued and outstanding Common Stock of the Company, with one of such approved alternatives to be chosen by the Board of Directors of the Company.

     3. To further amend the Company's Certificate of Incorporation to change the name of the Company from Microfluidics International Corporation to MFIC Corporation.

     4. To consider and act upon a proposal to increase by 150,000 shares the aggregate number of shares reserved for issuance under the Company's 1986 Employee Stock Purchase Plan.

     5. To ratify the selection of the firm of Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 31, 1999.

     6. To transact such other business as may properly come before the meeting and any adjournments thereof.

     Only shareholders of record on the transfer books of the Company at the close of business on April 26, 1999 are entitled to notice of, and to vote at, the meeting.

     Please sign, date and return the enclosed proxy in the enclosed envelope at your earliest convenience. If you return your proxy, you may nevertheless attend the meeting and vote your shares in person.

     All shareholders are cordially invited to attend the meeting.

                                         By Order of the Board of Directors


                                         Irwin J. Gruverman
                                         Chairman of the Board of Directors,
                                         Chief Executive Officer and Secretary

Newton, Massachusetts
May 18, 1999

--------------------------------------------------------------------------------
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN, DATE AND MAIL THE ENCLOSED PROXY
IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IN THE UNITED STATES.
--------------------------------------------------------------------------------

                                PROXY STATEMENT

--------------------------------------------------------------------------------
                            MEETING OF SHAREHOLDERS
                  OF MICROFLUIDICS INTERNATIONAL CORPORATION
                                 June 15, 1999
--------------------------------------------------------------------------------


  Proxies in the form enclosed with this proxy statement are solicited by the Board of Directors of Microfluidics International Corporation, a Delaware corporation (the "Company"), for use at the Annual Meeting of Shareholders to be held on Tuesday, June 15, 1999, at 10:00 a.m., local time, at the offices of the Company located at 30 Ossipee Road, Newton, Massachusetts, and at any adjournments thereof (the "Meeting").

  Only shareholders of record as of the close of business on April 26, 1999 will be entitled to notice of and to vote at the Meeting. As of that date, [6,061,304] shares of common stock, par value $.01 per share (the "Common Stock"), of the Company were issued and outstanding and entitled to vote at the Meeting. The shares of Common Stock are the only outstanding voting securities of the Company. Shareholders are entitled to cast one vote for each share held of record.

  All properly executed proxies returned in time to be counted at the Meeting will be voted as stated below under "Voting Procedures." Any shareholder giving a proxy has the right to withhold authority to vote for any individual nominee to the Board of Directors by writing that nominee's name in the space provided on the proxy.

  Execution of a proxy will not in any way affect a shareholder's right to attend the Meeting and vote in person. A proxy may be revoked at any time before it is voted at the Meeting by notifying the Secretary of the Company in writing at the address set forth above, by submitting a properly executed proxy bearing a later date, or by revoking the proxy at the Meeting. Attendance at the Meeting will not by itself constitute the revocation of a proxy.

  In addition to the election of directors, the shareholders will consider and vote upon proposals to (i) amend the Company's Certificate of Incorporation to decrease the number of authorized shares of Common Stock from 20,000,000 to 10,000,000, as well as to effect a one-for-two, one-for-two and one half and one-for-three reverse stock split with one of such approved alternatives to be chosen by the Board of Directors of the Company, (ii) further amend the Company's Certificate of Incorporation to change the name of the Company from Microfluidics International Corporation to MFIC Corporation, (iii) increase by 150,000 shares the aggregate number of shares reserved for issuance under the Company's 1986 Employee Stock Purchase Plan and (iv) ratify the selection of the Company's auditors, all as further described in this proxy statement. Where a choice has been specified on the proxy with respect to these matters, the shares represented by the proxy will be voted in accordance with the specification and will be voted FOR these matters if no specification is indicated.

  The Board of Directors of the Company knows of no other matters to be presented at the Meeting. If any other matter should be presented at the Meeting upon which a vote properly may be taken, shares represented by all proxies received by the Board of Directors will be voted with respect thereto in accordance with the judgment of the persons named as attorneys in the proxies.

  An Annual Report to Shareholders, containing financial statements for the fiscal year ended December 31, 1998, is being mailed together with this proxy statement to all shareholders entitled to vote. This proxy statement and the form of proxy enclosed with this proxy statement were first mailed to shareholders on or about May 18, 1999.

                    PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table sets forth as of April 1, 1999, the name of each person who, to the knowledge of the Company, owned beneficially more than 5% of the shares of Common Stock of the Company outstanding at such date, the number of shares owned by each person and the percentage of the class represented thereby.


                                                 AMOUNT AND
                                                 NATURE OF
NAME AND ADDRESS OF                              BENEFICIAL            PERCENT
BENEFICIAL OWNER                                OWNERSHIP(1)         OF CLASS (2)
-------------------                             ------------         ------------
Irwin J. Gruverman(3)....................         727,222                11.88%
30 Ossipee Road
Newton, Massachusetts  02464-9101

Bret A. Lewis(4).........................         457,600                 7.54%
11323 Skogen Lane
Grand Haven, Michigan 49417

J.B. Jennings(5).........................         457,500                 7.54%
134 Cascade Drive
Battle Creek, Michigan 49015

G.D. Searle & Co.(6).....................         600,000                 9.90%
Box 5110
Chicago, Illinois  60680

_______________
(1) Information with respect to beneficial ownership is based upon information furnished by such shareholder.
(2) Shares of Common Stock that a person or entity has the right to acquire within 60 days of April 1, 1999, pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such person or entity, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person or entity shown in the table. Percentage ownership is based on 6,061,304 shares of Common Stock issued and outstanding on April 1, 1999.
(3) Consists of (i) 242,300 shares of Common Stock, (ii) 60,417 shares of Common Stock subject to currently exercisable options, (iii) 324,505 shares of Common Stock owned jointly by Mr.Gruverman and his wife and (iv) 100,000 shares of Common Stock owned by his wife. Mr. Gruverman disclaims beneficial ownership of the 100,000 shares of Common Stock owned by his wife.
(4) Includes 7,500 shares of Common Stock subject to currently exercisable options.
(5) Includes 7,500 shares of Common Stock subject to currently exercisable options.
(6) Information with respect to beneficial ownership is based upon information furnished by G.D. Searle & Co. in a Form 4 filed with the Securities and Exchange Commission on January 5, 1994.

                                  PROPOSAL 1
                             ELECTION OF DIRECTORS

     The directors of the Company are elected annually and hold office for the ensuing year and until their successors have been elected and qualified. The Company's By-laws state that the number of directors constituting the entire Board of Directors shall be determined by resolution of the Board of Directors. As of the date of the last annual meeting, there were four directorships. On June 18, 1998, the Board of Directors was expanded from four directorships to six directorships and on August 14, 1998, Messrs. Bret A. Lewis and J.B. Jennings were appointed as directors.

     Shares represented by all proxies received by the Board of Directors and not marked as withholding authority to vote for any individual director or for all directors will be voted FOR the election of all the nominees, unless one or more nominees is unable or unwilling to serve. The Board of Directors knows of no reason why any such nominee would be unable or unwilling to serve as a director, but if such should be the case, proxies may be voted for the election of some other person as the Board of Directors may recommend in his place, or for fixing the number of directors at a lesser number. The affirmative vote of a majority of the shares present, in person or by proxy, and entitled to vote on the election of directors is required to elect each member of the Board of Directors. See "Voting Procedures."

  On August 14, 1998, the Company purchased substantially all of the assets and assumed certain liabilities of Epworth Manufacturing Company, Inc. of South Haven, Michigan ("Epworth") and Morehouse-COWLES, Inc. ("Morehouse") of Fullerton, California pursuant to an Asset Purchase Agreement dated as of June 19, 1998 by and among the Company, Epworth and Morehouse. Messrs. J.B. Jennings and Bret A. Lewis are the sole stockholders of both Epworth and Morehouse. Subject to the terms and conditions set forth in the Asset Purchase Agreement, the Company has agreed to use reasonable efforts to cause the nomination of Messrs. Jennings and Lewis as directors at each annual meeting of the shareholders.

THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF MR. GRUVERMAN, MR. LITTLE, MR. LENTO, MR. CORTINA, MR. LEWIS AND MR. JENNINGS AS DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A SHAREHOLDER HAS INDICATED OTHERWISE ON THE PROXY.


OCCUPATIONS OF DIRECTORS AND EXECUTIVE OFFICERS

  The names of the Company's current directors and executive officers and certain information about them are set forth below:

  Name                                Age                  Title
  ----                                ---                  -----
  Irwin J. Gruverman..........        65     Chief Executive Officer, Chairman
                                             of the Board and Secretary

  Michael A. Lento............        48     President, Treasurer and Director

  Bret A. Lewis...............        37     President of the Company's Epworth
                                             Division and Director

  J.B. Jennings...............        61     Director

  James N. Little.............        58     Director

  Vincent B. Cortina..........        61     Director

__________________

  IRWIN J. GRUVERMAN has served as the Chief Executive Officer, Chairman of the Board of Directors and Secretary of the Company since its inception in 1983. From the Company's inception in 1983 to February 1993, Mr. Gruverman served as its President. He also currently serves as the President of G&G Diagnostics Corp., an administrative services company, and as the General Partner of G&G Diagnostics Limited Partnership II, a human medical diagnostics venture capital investment partnership, a position which he has held since 1990. See "Related Transactions." In addition, Mr. Gruverman currently serves on the Board of Directors of the following public companies: North American Scientific, Inc.; InVitro International, Inc.; FiberChem International, Inc. and Endogen, Inc.

  MICHAEL A. LENTO has served as the President and Treasurer of the Company since September 1995 and has served as a director of the Company since May 1997. From August 1994 until August 1995, Mr. Lento served as the Vice President of Marketing of the Company. From November 1993 until August 1994, Mr. Lento, on a consulting basis, acted as the manager of the Company's cooperative venture with Catalytica, Inc.

  BRET A. LEWIS has served as the President of the Company's Epworth division and as a director of the Company since August 1998. Prior to the Company's purchase of substantially all of the assets of Epworth and Morehouse in August 1998, Mr. Lewis served as President of Epworth from July 1995 to August 1998 and as President of Morehouse from July 1996 to August 1998. Prior to that he also served as President of Lewis & Son

Co., Inc., a specialty tool manufacturing company from June 1994 to April 1997 and as President of Vans Pine, Inc., a cultivating and distributing plant nursery company from July 1993 to June 1994. See "Related Transactions."

  J.B. JENNINGS has served as a director of the Company since August 1998. From August 1998 to March 1999, Mr. Jennings served as president of the Company's Morehouse-COWLES division. Prior to the Company's purchase of substantially all of the assets of Epworth and Morehouse in August 1998, Mr. Jennings served as chief executive officer of Epworth from July 1995 to August 1998 and as chief executive officer of Morehouse from July 1996 to August 1998. Prior to that he served as president of American Gator Tool, a specialty tool manufacturing company from 1973 to July 1995. See "Related Transactions."

  JAMES N. LITTLE has served as a director of the Company since December 1995. Since August 1998, Mr. Little has served as Senior Vice President of Cetek Corporation, a service-based pharmaceutical compound screening company. Prior to that, from 1981 to August 1998, Mr. Little served as a Senior Vice President of Sales, Marketing and Business Development for Zymark Corporation, a manufacturer of scientific robotics equipment.

  Vincent B. Cortina has served as a director of the Company since May 1997. Since 1996, Mr. Cortina has been self-employed as a business consultant. Prior to that he served as President of Advanced Monitors, Inc., a company which develops and manufactures a variety of medical equipment and instruments, from 1990 to 1996.

COMPENSATION OF DIRECTORS

  Directors, with the exception of Mr. Gruverman, Mr. Lento, and Mr. Lewis receive $1,000 per diem for each formal meeting of the Board of Directors and committee thereof for which they attend and are reimbursed for reasonable expenses incurred in attending such meetings. Mr. Little holds options to purchase 55,000 shares of Common Stock at an average exercise price of $1.18 per share. Mr. Cortina holds options to purchase 40,000 shares of Common Stock at an average exercise price of $1.17 per share. Messrs. Little and Cortina were granted the foregoing options pursuant to the 1989 Non-Employee Director Stock Option Plan (the "1989 Plan"), which automatically grants to each non-employee director of the Company who holds office at the beginning of each fiscal year an option to purchase 7,500 shares of the Company's Common Stock. Upon any non-employee director's first appointment to the Board of Directors, that director receives an automatic grant of an option to purchase 25,000 shares of the Company's Common Stock. Options granted pursuant to the 1989 Plan vest in four equal installments commencing six months from the date of grant and thereafter on the next three anniversaries of the date of grant.

BOARD OF DIRECTORS MEETINGS AND COMMITTEES

  The Board of Directors of the Company held six (6) meetings and acted by unanimous written consent on five (5) occasions during the fiscal year ended December 31, 1998. The Board of Directors of the Company has no standing nominating committee. Currently, the Compensation Committee, of which Messrs. Cortina, Little, and Gruverman are members, determines who should receive stock options under the Company's stock plans (except for the 1989 Plan, under which all grants are automatically made) and also reviews and approves employee remuneration. The Audit Committee, which currently consists of Messrs. Cortina, Little and Gruverman, oversees the accounting and tax functions of the Company, including matters relating to the appointment and activities of the Company's independent auditors. The Compensation Committee held two (2) meetings and the Audit Committee did not meet during the fiscal year ended December 31, 1998. Ratification of the full Board of Directors is required with respect to decisions taken by either committee. During the fiscal year ended December 31, 1998, each of the directors attended more than 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings held by all committees on which each director served.

BENEFICIAL OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

  The following table sets forth current directors, nominees for director to be elected at the Meeting and each executive officer named in the Summary Compensation Table set forth on page 6, the positions currently held by each person with the Company and the number and percentage of outstanding shares of Common Stock beneficially owned by each person and by all current directors and executive officers as a group as of April 1, 1999.

                                                                                AMOUNT AND NATURE OF
                                      POSITIONS AND OFFICES                          BENEFICIAL                  PERCENT
                                       WITH THE COMPANY(1)                        OWNERSHIP(2)(3)                OF CLASS
                               ------------------------------------         ------------------------          -------------
Irwin J. Gruverman.......      Chief Executive Officer, Chairman                     727,222(4)                   11.88%
                               of the Board of Directors and
                               Secretary

Michael A. Lento.........      President, Treasurer and Director                      96,306(5)                    1.57%

Bret A. Lewis............      President of the Company's Epworth                    457,600(6)                    7.54%
                               Division and Director

J.B. Jennings............      Director                                              457,500(7)                    7.54%

James N. Little..........      Director                                               14,583(8)                       *

Vincent B. Cortina.......      Director                                                8,125(9)                       *

All current directors and
executive officers as a                                                            1,761,336(10)                  28.17%
group (6 persons)........

__________________
*Less than 1%.
 (1) Each individual is also a nominee for Director to be elected at the Meeting.
 (2) Unless otherwise indicated, each person possesses sole voting and investment power with respect to the shares.
 (3) Shares of Common Stock that a person has the right to acquire within 60 days of April 1, 1999, pursuant to the exercise of options are deemed to be outstanding for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. The inclusion herein of any shares of Common Stock deemed beneficially owned does not constitute an admission of beneficial ownership of those shares. Percentage ownership is based on 6,061,304 shares of Common Stock issued and outstanding on April 1, 1999.
 (4) Consists of (i) 242,300 shares of Common Stock, (ii) 60,417 shares of Common Stock subject to currently exercisable options, (iii) 324,505 shares of Common Stock owned jointly by Mr. Gruverman and his wife and (iv) 100,000 shares of Common Stock owned by his wife. Mr. Gruverman disclaims beneficial ownership of the 100,000 shares of Common Stock owned by his wife.
 (5) Consists of (i) 92,417 shares of Common Stock subject to currently exercisable options and (ii) 3,889 shares of Common Stock owned jointly by Mr. Lento and his wife.
 (6) Includes 7,500 shares of Common Stock subject to currently exercisable options.
 (7) Includes 7,500 shares of Common Stock subject to currently exercisable options.
 (8) Consists of 14,583 shares of Common Stock subject to currently exercisable options.
 (9) Consists of 8,125 shares of Common Stock subject to currently exercisable options.
(10) Includes 190,542 shares of Common Stock subject to currently exercisable options. See footnotes 4 through 9 above.

                            EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION SUMMARY TABLE

     The Summary Compensation table shows compensation information for (i) the Chief Executive Officer, and (ii) the other executive officer of the Corporation who earned more than $100,000 in salary and bonus in 1998 (together with the Chief Executive Officer, the "Named Executive Officers") for services rendered in all capacities during the three fiscal years most recently ended.

                          SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                         Annual Compensation         COMPENSATION
                                                      --------------------------  -------------------
                                                                                      SECURITIES
                                                                                      UNDERLYING
                                                                                         STOCK              ALL OTHER
           NAME AND PRINCIPAL POSITION                YEAR    SALARY      BONUS      OPTIONS(#)(2)       COMPENSATION(1)
           ---------------------------                ----  -----------  -------  -------------------  -------------------
Irwin J. Gruverman..................................  1998  $ 95,000     $     0        200,000                    $800
Chief Executive Officer, Chairman of the Board of     1997    95,000           0         20,000                     800
Directors and Secretary                               1996    75,040(3)        0         41,000                       -

Michael A. Lento....................................  1998   129,942     $ 5,000        346,000                    $800
President and Treasurer                               1997   125,000      10,000              0                     800
                                                      1996    98,000       5,000         25,000                       -

____________________
(1) Consists of the Company's matching contributions made under its 401(k) plan on behalf of each Named Executive Officer.
(2) Except for an option to purchase 50,000 shares of Common Stock granted to Mr. Lento, the options to purchase shares of Common Stock granted to Messrs. Gruverman and Lento in the last fiscal year were granted to replace existing options as a result of the repricing described on page 8 of this proxy statement.
(3) Mr. Gruverman received approximately one-third of his 1996 salary in the form of an award of 16,000 shares of Common Stock, valued at the fair market value of $1.69 per share, as reported by the Nasdaq Stock Market on February 2, 1996, the date of the award.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding each stock option granted during the fiscal year 1998 to each of the Named Executive Officers.


                                                                  Individual Grants(1)(2)
                                        ----------------------------------------------------------------------------

                                             NUMBER OF        PERCENT OF TOTAL
                                            SECURITIES       OPTIONS GRANTED TO     EXERCISE PRICE
                                        UNDERLYING OPTIONS      EMPLOYEES IN             PER           EXPIRATION
                 NAME                       GRANTED (#)        FISCAL YEAR (2)         SHARE(3)           DATE
                 ----                   -------------------  -------------------   ----------------  ---------------
Irwin J. Gruverman....................       125,000(4)             7.3%                 $1.238           10/6/03
                                              75,000(5)             4.4%                 $1.238           10/6/03

Michael A. Lento......................       221,000(4)            13.0%                 $1.125           10/6/08
                                              75,000(5)             4.4%                 $1.125           10/6/08
                                              50,000(6)              2.9%                $1.125           10/6/08

_____________
(1) In October 1998, the Board of Directors and the Compensation Committee voted to reprice substantially all of the outstanding stock options of the Company to provide that the exercise price of such options would be the fair market value of the Common Stock on October 5, 1998. The Company repriced the options by amending them or cancelling them and granting new replacement options. The repriced options also contain a vesting schedule different than the options that they replaced. All options granted on or before October 6, 1996 were replaced with options that vest in three equal installments on October 6, 1998, October 6, 1999 and October 6, 2000. All options that were granted after October 6, 1996 were replaced with options that vest in four equal installments on October 6, 1998, October 6, 1999 and October 6, 2000 and October 6, 2001. Except for the option to purchase 50,000 shares of Common Stock granted to Mr. Lento, all of the options listed above in the table were granted to Messrs. Gruverman and Lento as a result of the repricing to replace options previously granted.
(2) The Company granted options to purchase 1,701,625 shares of Common Stock to employees in the year ended December 31, 1998.
(3) All options were granted at an exercise price per share equal to the fair market value of the Common Stock on the date of grant, determined by the closing price on the Nasdaq Stock Market on the trading day immediately preceding the grant date, except for Mr. Gruverman's options, which were granted at 110% of such closing price.
(4) The option vests in three equal installments on October 6, 1998, October 6, 1999 and October 6, 2000.
(5) The option vests in four equal installments on October 6, 1998, October 6, 1999, October 6, 2000 and October 6, 2001.
(6) The option vests in four equal installments on October 6, 1999, October 6, 2000, October 6, 2001 and October 6, 2002.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END VALUES

     The following table summarizes for each of the Named Executive Officers unexercised options held at December 31, 1998. None of the Named Executive Officers held any stock appreciation rights or exercised any stock options or stock appreciation rights during 1998. The value of unexercised in-the-money options at the fiscal year end is the difference between the exercise price and the fair market value of the underlying stock on December 31, 1998 the last business day of the fiscal year. The closing price of the Company's Common Stock on the Nasdaq Stock Market on such date was $0.938.

                        DECEMBER 31, 1998 OPTION VALUES

                                                                    VALUE OF
                             NUMBER OF SECURITIES                 UNEXERCISED
                            UNDERLYING UNEXERCISED                IN-THE-MONEY
                                  OPTIONS AT                       OPTIONS AT
                               FISCAL YEAR END                 FISCAL YEAR END(1)
                       --------------------------------  ------------------------------
Name                     Exercisable    Unexercisable    Exercisable   Unexercisable
---------------------  ---------------  ---------------  ------------  ----------------
Irwin J. Gruverman          60,417          139,583            $0             $0
Michael A. Lento            92,417          253,583            $0             $0

______________
(1) Actual gains, if any, on exercise will depend on the value of the Common Stock on the date of sale of any shares acquired upon exercise of the option. The Named Executive Officers do not hold any options, exercisable or unexercisable, at exercise prices below the fair market value of the Common Stock on December 31, 1998 as reported by the Nasdaq Stock Market. Such options are not "in the money" and their value is, therefore, zero.

OPTION REPRICING

     In October 1998, the Board of Directors and the Compensation Committee voted to reprice substantially all of the outstanding stock options of the Company to provide that the exercise price of such options would be the fair market value of the Common Stock on October 5, 1998, or $1.125. The Company repriced the options by amending them or cancelling them and granting new replacement options. The repriced options also contain a vesting schedule different than the options that they replaced. All options granted on or before October 6, 1996 were replaced with options that vest in three equal installments on October 6, 1998, October 6, 1999 and October 6, 2000. All options that were granted after October 6, 1996 were replaced with options that vest in four equal installments on October 6, 1998, October 6, 1999 and October 6, 2000 and October 6, 2001. The Board of Directors and the Compensation Committee repriced the options to serve as further incentive to the executive officers of the Company, as well as to numerous other employees. See "Option Grants in Last Fiscal Year."

EMPLOYMENT AGREEMENTS

     The Company entered into a letter agreement dated December 31, 1998 (the "Letter Agreement") with Irwin J. Gruverman, the Company's Chief Executive Officer, Chairman of the Board and Secretary, pursuant to which Mr. Gruverman's compensation for the 1999 fiscal year was established at $95,000.

                             RELATED TRANSACTIONS

     The Company and G&G Diagnostics Corp. ("G&G"), a corporation of which Mr. Gruverman is the President, sole employee and sole stockholder, have entered into an agreement (the "Letter Agreement") whereby G&G leases space from, and makes payments to, the Company for rent and direct expenses based on quarterly invoices provided by the Company. The total amount paid to the Company by G&G for reimbursement of expenses in 1998 was approximately $76,363. Pursuant to the Letter Agreement, in 1999 G&G will lease space from, and make payments to, the Company for rent and direct expenses, and will reimburse the Company for services to be provided to G&G by an employee of the Company.

     The Company leases its two facilities in South Haven, Michigan from B-2 Enterprises, Inc. and JLJ Properties, Inc. Both of these entities are owned and controlled by Messrs. Jennings and Lewis. In 1998, the Company paid these entities approximately $62,280 in rent.

     On August 14, 1998, the Company purchased substantially all of the assets and assumed certain liabilities of Epworth and Morehouse pursuant to an Asset Purchase Agreement dated as of June 19, 1998 by and among the Company, Epworth and Morehouse. Messrs. J.B. Jennings and Bret A. Lewis are the sole stockholders of both Epworth and Morehouse. The purchased assets included cash and cash equivalents, accounts and notes receivables, inventories, machinery and equipment, intellectual property rights, furniture and fixtures and leasehold interests and improvements. In accordance with the Asset Purchase Agreement, the Company paid or delivered to the Messrs. Jennings and Lewis (i) $5,508,480 in cash, (ii) two subordinated promissory notes in the aggregate principal amount of $800,000, and (iii) 900,000 shares of the Company's Common Stock, subject to the restrictions set forth in a Stockholders Agreement among the Company and Messrs. Jennings and Lewis dated August 14, 1998. The amount of consideration paid by the Company for the assets was determined by the Company's Board of Directors based, in part, upon a fairness opinion provided to the Board of Directors by its financial advisor.


            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than ten percent of the Company's Common Stock ("Reporting Persons"), to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, based solely on a review of the copies of such forms received by the Company and on written representations from certain Reporting Persons, the Company believes that during the year ended December 31, 1998, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten percent beneficial owners were met.

                                  PROPOSAL 2
                   RECAPITALIZATION AND REVERSE STOCK SPLIT

     Approval of an amendment to the Company's Certificate Of Incorporation to effect (i) a recapitalization and (ii) a one-for-two, one-for-two and one half and one-for-three reverse stock split of the issued and outstanding Common Stock, with one of such approved alternatives to be chosen by the Board of Directors.

GENERAL

     The Board of Directors has unanimously approved, and recommends that the Company's shareholders approve, an amendment to the Company's Certificate of Incorporation to (i) decrease the number of shares of Common Stock which the Company is authorized to issue from 20,000,000 to 10,000,000 (the "Recapitalization") and (ii) effect a reverse stock split (the "Reverse Stock Split") of the Company's Common Stock. The Reverse Stock Split would be in a ratio of one-for-two, one-for-two and one half or one-for-three, depending on which alternative the Board of Directors, in its discretion, ultimately decides is most beneficial to the Company and its shareholders (the "Split Ratio"). Such Recapitalization and Reverse Stock Split would be effected within one year from the date of the Meeting. The Board of Directors intends to implement the Recapitalization and Reverse Stock Split in connection with the Company's request to have its Common Stock phased down from a listing on Nasdaq National Market to the Nasdaq SmallCap Market. The shareholders may not, following the approval of the Recapitalization and Reverse Stock Split, rescind their vote even if the timing of the Recapitalization and Reverse Stock Split may adversely affect any shareholder. If the amendment to the Company's Certificate of Incorporation is approved, the number of shares of the Company's Common Stock authorized for issuance will be reduced, and the number of shares of Common Stock issued and outstanding will be reduced by a factor equal to the Split Ratio, without a change in the par value of the Common Stock. The Reverse Stock Split will also reduce the number of shares of Common Stock held by the Company in treasury ("Treasury Shares") by the factor equal to the Split Ratio.

     The terms of the Reverse Stock Split will provide that multiple shares (2, 2 1/2 or 3) of issued and outstanding shares of Common Stock or Treasury Shares will be automatically combined into one share of Common Stock. In lieu of the issuance to particular shareholders of any fractional shares that would otherwise result from the Reverse Stock Split, such shareholders will have their resulting number of shares rounded up to the next whole number. Following the effectiveness of the Reverse Stock Split, certificates representing the shares of Common Stock to be outstanding thereafter shall be exchanged for certificates now outstanding pursuant to procedures adopted by the Company's Board of Directors and communicated to those who are to receive new certificates. At any time prior to the effectiveness of the Reverse Stock Split, without further action by the shareholders, the Board of Directors may abandon the Recapitalization and Reverse Stock Split if the Board of Directors determines it is not in the best interests of the Company and its shareholders.

PURPOSE OF PROPOSED RECAPITALIZATION AND REVERSE STOCK SPLIT

     The Company has been notified by the Nasdaq Stock Market that the Company is not in compliance with three Nasdaq National Market requirements for the continued listing of its Common Stock. The Company currently does not meet the Nasdaq National Market's market value of public float, net tangible asset and minimum bid price requirements. On December 7, 1998, the Company responded to the Nasdaq Stock Market's notification and stated that certain balance sheet changes resulting from the acquisition of Epworth and Morehouse made compliance with certain Nasdaq National Market requirements unattainable in the immediate future and, therefore, the Company requested that its Common Stock be listed on the Nasdaq SmallCap Market. On March 19, 1999, the Company attended a hearing before representatives of the Nasdaq Stock Market related to its request of a "phase-down" to the Nasdaq SmallCap Market. The Company is currently awaiting a response from the representatives as to whether its phase-down request has been granted. The Nasdaq SmallCap Market, however, requires a minimum bid price of $1.00. The closing bid price of the Company's Common Stock has ranged between a low of $0.531 and a high of $1.00 between January 1, 1999 and April 1, 1999, and as of April 1, 1999, the closing price of the Common Stock as reported on the Nasdaq Stock Market was $0.594. As such, the Common Stock is currently below the required minimum bid price level of $1.00. Representatives of the Nasdaq Stock Market have stated that in order for the Company to be "phased-down" to the Nasdaq SmallCap Market, the Company must have a definitive plan to attain compliance with the Nasdaq SmallCap Market's minimum bid price requirement and that the Reverse Stock Split would satisfy the requirement that the Company have a definitive plan in place.

     The Board of Directors believes the Reverse Stock Split is desirable because it will assist the Company in meeting the minimum bid price requirement for listing on the Nasdaq SmallCap Market by helping to raise the trading price of the Company's Common Stock. In addition, a higher stock price may increase investor interest and reduce resistance of brokerage firms to recommend the Common Stock. Certain institutional investors have internal policies preventing the purchase of low-priced stocks and many brokerage houses do not permit low-priced stocks to be used as collateral for margin accounts. Further, a variety of brokerage house policies and practices tend to discourage brokers within those firms from dealing in low-priced stocks. Moreover, the Board of Directors believes the perception of the investment community may be negative toward common stock which sells below $1.00 per share and that the Reverse Stock Split may improve the perception of the Common Stock as an investment. There can be no assurance, however, that the completion of the Reverse Stock Split will enable the Company to meet the Nasdaq Stock Market's requirements or that the Nasdaq Stock market will grant the Company's request to be "phased down" to the Nasdaq SmallCap Market. In the event that the Nasdaq Stock market does not grant the Company's request and delists the Common Stock, the Company's Common Stock will trade in the over-the-counter markets. The liquidity of such securities may be impaired not only in the number of shares that could be bought or sold, but also through delays in the timing of transactions, reductions in securities analysts' and media coverage of the Company, and lower prices than might otherwise be attained.

     The Board of Directors believes that a decrease in the number of shares of Common Stock outstanding, without any material alterations of the proportionate economic interest in the Company represented by individual stockholdings, may increase the trading price of such shares, although no assurance can be given that the market price of the Common Stock will rise in proportion to the reduction in the number of outstanding shares resulting from the Reverse Stock Split. If, as a result of the Reverse Stock Split and other factors, the market price per share of the Common Stock is increased sufficiently, the Company believes that the marketability of the Common Stock may be enhanced. However, no assurance can be given that such will indeed be the effect. The market price of the Common Stock also will be based on Company performance and other factors, some of which may be unrelated to the number of shares outstanding. Accordingly, there can be no assurance that the market price of the Common Stock after the Reverse Stock Split will actually increase in an amount proportionate to the decrease in the number of outstanding shares. In addition, if the market price of the Common Stock does increase after the Reverse Stock Split, there can be no assurance that the adjusted market price for the Common Stock will not drift down immediately or shortly thereafter. It is not unusual to see some downward movement in a stock's price following a reverse stock split. In order to ensure that the stock price of the Common Stock will rise to a level that would account for any downward price adjustment resulting from the market's reaction to the Reverse Stock Split, the Company may elect to adopt a Split Ratio that would result in a stock price significantly above $1.00.

     The Board of Directors believes that the Recapitalization is desirable because the Recapitalization will reduce the Company's annual franchise tax under Delaware Corporate Law, which is in part based on the number of shares of capital stock authorized.

EFFECT OF PROPOSED RECAPITALIZATION AND REVERSE STOCK SPLIT ON HOLDERS OF COMMON STOCK

     On April 1, 1999, there were 6,061,304 shares of Common Stock outstanding. Consummation of the Recapitalization, as well as Reverse Stock Split at a Split Ratio of one-for-two, for example, would decrease the number of outstanding shares of Common Stock to approximately 3,030,652. The par value of the Common Stock will remain at $.01 par value per share, the number of authorized shares of Common Stock would decrease to 10,000,000.

     Subject to the provisions for elimination of fractional shares as described below, consummation of the Recapitalization and Reverse Stock Split will not result in a change in the relative equity position or voting power of the holders of Common Stock. The per share earnings (loss) and net book value of the Common Stock will be increased because there will be fewer shares of Common Stock outstanding.

     The following table shows the effect of the Recapitalization and the Reverse Stock Split, as of April 1, 1999, at a Split Ratio of one-for-two, one-for-two and one half and one-for-three, on the number of shares of Common Stock outstanding, on the number of shares of Common Stock authorized to be issued by the Company and on the Treasury Shares. This table is intended for illustrative purposes only. On April 1, 1999, there were 6,061,304 shares of Common Stock outstanding and there were 242,719 Treasury Shares.


                       1-for-2    1-for-2 1/2    1-for-3
                     Split Ratio  Split Ratio  Split Ratio
                     -----------  -----------  -----------

Common Stock           3,030,652    2,424,522    2,020,435
Outstanding
Following Reverse
Stock Split (1)

Treasury Shares          121,360       97,088       80,906

Authorized but         6,847,988    7,478,390    7,898,659
Unissued Shares
Following Reverse
Stock Split

----------------

(1) Actual shares outstanding will differ slightly due to numerical rounding applied in the case of certain shareholders as explained below.

     The Company currently has no plans or intent regarding the issuance of any additional shares of Common Stock that would result from the effectuation of the Recapitalization and Reverse Stock Split.

     No scrip or fractional certificates will be issued as a result of the Recapitalization and the Reverse Stock Split. Holders of a number of shares of Common Stock not convertible into a whole number of shares of Common Stock after giving effect to the Recapitalization and Reverse Stock Split will have their resulting number of shares rounded up to the next whole number. Shareholders should be aware that, as a general rule, the Recapitalization and Reverse Stock Split would, in and of themselves, neither increase nor decrease the intrinsic value of a shareholder's investment. Except for holders of a very small number of shares who receive a whole share in lieu of a fractional share, the smaller number of shares resulting from a reverse stock split generally leaves shareholders with approximately the same proportionate ownership as before the reverse stock split. The issuance of a whole share in lieu of a fractional share will increase the proportionate interest of some shareholders and decrease the proportionate interest of others by nominal amounts. Upon surrender of stock certificates to the transfer agent, a certificate representing the shares of post-reverse split Common Stock ("New Shares") will be issued and forwarded to the shareholder.

     Shareholders have no right under Delaware law or under the Company's Articles of Incorporation or Bylaws to dissent from the Recapitalization and Reverse Stock Split and obtain dissenters' rights with respect to shares owned by them.

     The Company does not anticipate that the Recapitalization and Reverse Stock Split will result in a significant reduction in the number of holders of the Common Stock. The Company does not presently intend to seek, either before or after the Recapitalization and Reverse Stock Split, any change in the Company's status as a reporting company for federal securities law purposes.

MANNER OF EFFECTING THE RECAPITALIZATION AND REVERSE STOCK SPLIT

     The Recapitalization and Reverse Stock Split will not be implemented automatically if the shareholders approve this proposal. If approved at the Meeting, implementation of the Recapitalization and Reverse Stock Split will occur only upon a subsequent decision by the Board of Directors, in its discretion within one year of the date of the Meeting, to implement the Recapitalization and Reverse Stock Split solely to attain compliance with the listing requirements of the Nasdaq SmallCap Market. However, the Board of Directors expects to implement the Recapitalization and Reverse Stock Split shortly after the Meeting. All references to the effects of, and other descriptions of, the Recapitalization and Reverse Stock Split in this Proxy Statement will only apply if the Recapitalization and Reverse Stock Split is approved by the shareholders and subsequently implemented by the Board of Directors. In addition, the exact Split Ratio of the Common Stock will be decided by the Board of Directors in its discretion, at the time the Board of Directors determines to implement the Reverse Stock Split.

     If the Recapitalization and Reverse Stock Split is approved by the holders of Common Stock at the Meeting and thereafter implemented by the Board of Directors, an amendment to the Company's Certificate of Incorporation will be filed with the Secretary of State of the Delaware to effect the Recapitalization and Reverse Stock Split. Without any further action on the part of the Company or the holders of its Common Stock, the shares of Common Stock held by shareholders of record as of the effective date of the Recapitalization and Reverse Stock Split ("Old Shares") would be converted at the close of business on the effective date (the "Effective Date") into the right to receive a number of whole New Shares equal to the number of their Old Shares divided by the Split Ratio. For example, if the Split Ratio were one-for-two, a holder of 100 Old Shares of Common Stock would have such shares converted into 50 New Shares of Common Stock as a result of the Reverse Stock Split.

     As soon as practicable after the Effective Date, the Company will forward a letter of transmittal to each holder of record of shares of Common Stock outstanding as of the Effective Date. The letter of transmittal will set forth instructions for the surrender of certificates representing shares of Common Stock to the Company's transfer agent in exchange for certificates representing the number of New Shares into which the shares of Common Stock have been converted as a result of the Reverse Stock Split. CERTIFICATES SHOULD NOT BE SENT TO THE COMPANY OR THE TRANSFER AGENT PRIOR TO RECEIPT OF SUCH LETTER OF TRANSMITTAL FROM THE COMPANY.

     Until a shareholder forwards a completed letter of transmittal together with certificates representing its shares of Common Stock to the transfer agent and receives a certificate representing New Shares, such shareholder's certificate representing Common Stock shall be deemed to represent that number of whole New Shares to which such shareholder is entitled as a result of the Recapitalization and Reverse Stock Split.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Company believes that the federal income tax consequences of the Recapitalization and Reverse Stock Split will be as follows:

     (i) Except as explained in (v) below, no income gain or loss will be recognized by stockholders on the surrender of their Old Common Stock or the receipt of their New Common Stock.

     (ii) Except as explained in (v) below, the tax basis of the New Common Stock will equal the tax basis of the Old Common Stock exchanged therefor.

     (iii) Except as explained in (v) below, the holding period of the New Common Stock will include the holding period of the Old Common Stock if such shares were held as capital assets.

     (iv) The conversion of the Old Common Stock into the New Common Stock will produce no taxable income or gain or loss to the Company.

     (v) The federal income tax treatment of the receipt of the additional fractional interest by a stockholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

     The foregoing summary represents the Company's opinion only and is based on the existing provisions of the Internal Revenue Code of 1986, as amended, and existing administrative interpretations thereof, any of which may be revised retroactively. The Company's opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts would accept the positions expressed above.

     The state and local tax consequences of the Recapitalization and Reverse Stock Split may vary significantly as to each shareholder, depending upon the state in which he/she/it resides. Shareholders are urged to consult their own tax advisors with respect to the federal, state, and local tax consequences of the Reverse Stock Split.

     If this proposal is approved an amendment to the Company's Certificate of Incorporation will be filed with the Secretary of State of the Delaware to effect the Recapitalization and Reverse Stock Split, which would be expected to occur as soon as practicable following the Meeting. The affirmative vote of at least a majority of the outstanding shares of Common Stock is required for approval.



THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE AMENDMENT TO THE COMPANY'S ARTICLE OF INCORPORATION TO EFFECT A DECREASE IN THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK FROM 20,000,000 TO 10,000,000 AND TO EFFECT A ONE-FOR-TWO, ONE-FOR-TWO AND ONE HALF ONE-FOR-THREE REVERSE STOCK SPLIT OF THE ISSUED AND OUTSTANDING COMMON STOCK (WITH ONE OF SUCH APPROVED ALTERNATIVES TO BE CHOSEN BY THE BOARD OF DIRECTORS), AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A SHAREHOLDER HAS OTHERWISE INDICATED ON THE PROXY CARD.


                                  PROPOSAL 3
                             CORPORATE NAME CHANGE

Approval of an amendment to the Company's Certificate of Incorporation to change the name of the Company from Microfluidics International Corporation to MFIC Corporation.

     At the Meeting, shareholders will be asked to vote upon a proposal to approve an amendment to the Company's Articles of Incorporation to change the formal name of the Company from Microfluidics International Corporation to MFIC Corporation, (the "Name Change Amendment"). At a meeting on March 11, 1999, the Company's Board of Directors unanimously approved the proposed amendment to the Company's Articles of Incorporation.

     The Company was founded and incorporated in Delaware in 1983 as Biotechnology Development Corporation. The Company changed its name to Microfluidics International Corporation in June 1993. However, for several years the Company has been using the name MFIC Corporation, both domestically and internationally. Many of the Company's customers, suppliers and other third parties have been referring to and identifying the Company as MFIC Corporation. A new logo has already been created and has been used in a wide range of pro-active marketing activities.

     In addition, in light of the Company's acquisition of Epworth and Morehouse and their integration into the Company as separate divisions, the Board of Directors believes that it would be beneficial to change the Company's name so as to not overly emphasize the former sole operating division of the Company (the Microfluidics division).

     Accordingly, the change of name is proposed to adopt a name which the Board of Directors believes has greater familiarity and acceptance with the Company's customers, suppliers and other third parties. If this proposal is adopted, the Company will no longer be known as Microfluidics International Corporation.

     If the proposed Name Change Amendment is approved by the holders of Common Stock at the Meeting, an amendment to the Company's Articles of Incorporation will be filed with the Secretary of State of the Delaware to effect the name change, which would be expected to occur as soon as practicable following the Meeting. Stock certificates representing shares of Common Stock of Microfluidics International Corporation may be retained by the shareholders of Microfluidics International Corporation and need not be exchanged for certificates containing the Company's new name. The affirmative vote of the holders of at least a majority of the outstanding shares of Common Stock is required for approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR OF THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO THE COMPANY'S NAME FROM
MICROFLUIDICS INTERNATIONAL CORPORATION TO MFIC CORPORATION, AND PROXIES WILL
BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A SHAREHOLDER HAS OTHERWISE INDICATED ON THE PROXY CARD.

                                  PROPOSAL 4
INCREASE BY 150,000 SHARES THE AGGREGATE NUMBER OF SHARES RESERVED FOR ISSUANCE
             UNDER THE COMPANY'S 1986 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The Company's Board of Directors and shareholders approved the 1986 Employee Stock Purchase Plan (the "Plan") in 1986. The Plan was subsequently amended and restated by the Board of Directors in 1998. A total of 150,000 shares of Common Stock were initially reserved for issuance under the Plan. By the terms of the Plan, the Plan may be amended by the Board of Directors, provided that any amendment approved by the Board of Directors to increase the number of shares of Common Stock to be offered under the Plan or to change the class of employees eligible to receive options under the Plan will not be effective until the shareholders of the Company approve the amendment. On March 11, 1999, the Board of Directors voted to approve an amendment to the Plan to increase by 150,000 shares the aggregate number of shares of Common Stock which may be offered under the Plan. This amendment is being submitted for shareholder approval at the Meeting to ensure continued qualification of the Plan under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"). The Board of Directors believes that the increase is advisable to give the Company the flexibility needed to attract, retain and motivate its employees. Moreover, the number of employees of the Company has increased as a result of the acquisition of Epworth and Morehouse. As of April 1, 1999, the closing price of the Common Stock as reported on the Nasdaq Stock Market was $0.594.


MATERIAL FEATURES OF THE PLAN

     The Plan is intended to encourage ownership of the Company's Common Stock by employees of the Company in order to allow such employees to share in the Company's growth. Common Stock sold to participating employees will be either newly issued Common Stock of the Company or shares reacquired by the Company. The Plan will continue in effect until all or substantially all of the shares reserved under the Plan have been purchased, unless it is terminated earlier under the provisions of the Plan. The Plan is administered by the Compensation Committee. The Plan is not subject to any provisions of the Employee Retirement Income Security Act of 1974 and is not a qualified plan under Section 401(a) of the Code.

     The Plan provides for the grant of options by the Company to participating employees to purchase shares of Common Stock. Outstanding options are automatically exercised at the end of each payment period by applying amounts voluntarily withheld from the employee's compensation.

     Subject to the provisions of the Plan, all employees who have completed at least 30 consecutive days of full-time permanent employment with the Company or its participating subsidiaries are eligible to participate in the Plan as of the next payment period following such employment, except as stated in the Plan. Directors are not eligible unless they are also officers, and directors serving on the Compensation Committee, which administers the Plan, are not eligible to participate in the Plan. In addition, an employee is ineligible to purchase shares of Common Stock under the Plan if such employee, after giving effect to such purchase, would own stock possessing 5% or more of the total combined voting power or value of all classes of stock of the Company. Currently, approximately 84 employees are eligible to participate in the Plan.

     Furthermore, no employee may purchase stock under the Plan in any calendar year, if such stock plus any stock which such employee has the right to purchase under all other employee stock purchase plans under Section 423 of the Code of the Company or any subsidiary, would exceed $25,000 of fair market value (as determined on the first day of the payment period, as described below) in such calendar year. As of the date of this Proxy Statement, the Company has no other employee stock purchase plans for purposes of this rule. In addition, no more than 1,000 shares of Common Stock may be purchased in any single six-month payment period.

Payment Periods

     The six-month periods, January 1 to June 30 and July 1 to December 31, are the payment periods during which payroll deductions will be accumulated under the Plan ("Payment Period"). Twice each year, on the first business day of each Payment Period, the Company grants to each eligible employee who has elected to participate in the Plan an option to purchase on the last day of such Payment Period, at the option price, a maximum of 1,000 shares, on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The participant is entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. The option price for each Payment Period is the lesser of (i) 85% of the average market price of the Company's Common Stock on the first business day of the Payment Period, or (ii) 85% of the average market price of the Company's Common Stock on the last business day of the Payment Period. The term "average market price" means the daily high and low prices reported by the Nasdaq National Market System. Certificates for stock issued to participants are delivered as soon as practicable after each Payment Period.

     In the event shares of Common Stock of the Company are subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of the Company's Common Stock are exchanged for other securities of the Company or of another corporation, each optionee is entitled, subject to the conditions of the Plan, to purchase such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such optionee would have been entitled to purchase except for such action, and appropriate adjustments will be made in the option price per share to reflect such subdivision, combination, or exchange.

     In addition, in the event that Company issues any of its shares as a stock dividend upon or with respect to the shares of stock of the class which are subject to the option, each optionee upon exercising such an option is entitled to receive (for the aggregate option price paid upon such exercise) the shares as to which he is exercising his option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which he would have received if he had been the holder of the shares as to which he is exercising his option at all times between the date of the granting of such option and the date of its exercise.


OPTION INFORMATION

     The following table sets forth as of April 1, 1999, all shares of Common Stock purchased pursuant to the Plan to (i) the Named Executive Officers, (ii) all current executive officers of the Company as a group, (iii) all current directors of the Company who are not executive officers as a group and (iv) all employees, including all current officers who are not executive officers, as a group.

Name                                                  Title                           No. of Shares Granted
------------------------------------  --------------------------------------  --------------------------------------
Irwin J. Gruverman                    Chairman of the Board of Directors,         0
                                      Chief Executive officer and Secretary

Michael A. Lento                      President, Treasurer and Director       3,889

Bret A. Lewis                         President of the Company's Epworth          0
                                      Division

J.B. Jennings                         Director                                    0

James N. Little                       Director                                    0

Vincent B. Cortina                    Director                                    0

All current executive officers as a                                           3,889
group (3 persons)

All current directors who are not                                                 0
executive officers as a group (3
persons)

All employees, including all                                                  82,204
current officers who are not
executive officers, as a group.

FEDERAL INCOME TAX CONSEQUENCES

     The Plan is designed to qualify as an "Employee Stock Purchase Plan" under
Section 423 of the Code. Under Section 423 of the Code, the employee will not realize taxable income at the time he or she purchases stock under the Plan. However, the employee may be deemed to receive compensation taxable as ordinary income in the year in which he or she disposes of the stock or dies while holding the stock.

     The rules applicable to the disposition of stock vary depending upon whether or not the disposition constitutes a "disqualifying disposition" (i.e., a disposition within two years after the first day of the Payment Period in which the disposed stock was purchased).

     If the employee makes a disqualifying disposition, he or she would be deemed to receive compensation taxable as ordinary income in an amount equal to the excess of the value of the stock on the exercise date over the amount paid for the stock, regardless of whether the proceeds of the disposition exceed the employee's purchase price. In such a case the employee's cost basis for the stock would be correspondingly increased by the amount recognized as compensation by the employee. The Company at the time a disqualifying disposition is made will collect from the employee the federal income tax withholding due on the additional compensation. The employee's capital gain or loss on the sale would be the difference between his or her basis so adjusted and the proceeds of the sale. Gain or loss attributable to shares held for more than one year will be long-term capital gain or loss for purposes of the maximum capital gains rate.

     If the employee should sell his or her stock at a profit and the sale is not a disqualifying disposition, the employee would recognize as compensation taxable as ordinary income an amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of disposition or death, as the case may be, over the employee's purchase price, or (ii) 15% of the fair market value of the stock on the first day of the Payment Period in which the stock was purchased. Any profit in excess of the amount recognized as compensation would be treated as long-term capital gain for purposes of the maximum capital gains rate. If the sale is at a loss and is not a disqualifying disposition, the difference between the employee's purchase price and the proceeds of the sale would be a long-term capital loss.

     If the employee makes a disposition of the stock by gift other than a disqualifying disposition or if he or she dies at any time while holding the stock, he or she would be deemed to have received compensation taxable as ordinary income in a amount equal to the lesser of (i) the excess of the fair market value of the stock on the date of disposition or death, as the case may be, over the employee's purchase price, or (ii) 15% of the fair market value of the stock on the first day of the Payment Period in which the stock was purchased.

     The Company would not be entitled to a federal income tax-deduction for the amount recognized as compensation by an employee unless the compensation income was recognized pursuant to a disqualifying disposition of the stock.

     The affirmative vote of a majority of shares present, in person or represented by proxy, and entitled to vote on this proposal is required for approval.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR OF THE PROPOSED AMENDMENT TO THE COMPANY'S 1986 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE BY 150,000 SHARES THE AGGREGATE NUMBER OF SHARES RESERVED FOR ISSUANCE AND PROXIES WILL BE VOTED IN FAVOR OF SUCH AMENDMENT UNLESS A SHAREHOLDER HAS OTHERWISE INDICATED ON THE PROXY CARD.

                                  PROPOSAL 5
                     RATIFICATION OF SELECTION OF AUDITORS

     The Board of Directors has selected the firm of Deloitte & Touche LLP, independent certified public accountants, to serve as auditors for the fiscal year ending December 31, 1999. The Board of Directors proposes that the shareholders approve this appointment, although such ratification is not required under Delaware law or the Company's Certificate of Incorporation or By-Laws. The affirmative vote of a majority of the shares, in person or represented by proxy, and entitled to vote at the Meeting is required to ratify such appointment. It is expected that a member of the firm of Deloitte & Touche will be present at the Meeting. The representative will be given the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

     In the event that ratification of the appointment of Deloitte & Touche is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE AS THE COMPANY'S AUDITORS, AND PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE VOTED IN FAVOR OF SUCH RATIFICATION UNLESS A SHAREHOLDER HAS OTHERWISE INDICATED ON THE PROXY CARD.

     On December 8, 1997, the Company dismissed Coopers & Lybrand L.L.P. as the Company's independent auditor. Such decision was approved by the Company's Board of Directors and Audit Committee.

     Coopers & Lybrand's reports on the financial statements for the Company's fiscal years ended December 31, 1996 and December 31, 1995 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. There were no disagreements between the Company and Coopers & Lybrand during the 1995 and 1996 fiscal years and the subsequent interim periods on any matters of accounting principles or practices, financial statements disclosure, or auditing scope of procedure, which disagreements, if not resolved to the satisfaction of Coopers & Lybrand, would have caused Coopers & Lybrand to make reference to the subject matter of the disagreements in connection with its reports. In addition, there were no "reportable events," as such term is defined in Item 304(a)(1)(v) of Regulation S-K, during the 1995 and 1996 fiscal years and the subsequent interim periods.

     On December 8, 1997, the Company engaged Deloitte & Touche as its new independent accountants for the Company's fiscal year ending December 31, 1997. During the 1995 and 1996 fiscal years and the subsequent interim periods, the Company did not consult with Deloitte & Touche on items which involved (i) the application of accounting principles to a specified transaction, either completed or proposed, (ii) the type of audit opinion that might be rendered on the Company's financial statements, or (iii) the subject matter of a disagreement or "reportable event."


                               VOTING PROCEDURES

     The presence, in person or by proxy, of at least a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is necessary to establish a quorum for the transaction of business. Shares represented by proxies pursuant to which votes have been withheld from any nominee for director, or which contain one or more abstentions or broker "non-votes," are counted as present for purposes of determining the presence or absence of a quorum for the Meeting. A "non-vote" occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker does not have discretionary voting power and has not received instructions from the beneficial owner.

     For all matters being submitted to stockholders at this Meeting, the affirmative vote of a majority of shares present, in person or represented by proxy, and entitled to vote on that matter is required for approval. Shares voted to abstain, since they are not affirmative votes for the matter, will have the same effect as votes against the matter, while broker "non-votes", since they are not entitled to vote for the matter, have no effect on the vote.


                                OTHER BUSINESS

     The Board of Directors knows of no business which will be presented for consideration at the Meeting other than that stated above. If any other business should come before the Meeting, votes may be cast pursuant to proxies in respect to any such business in the best judgment of the person or persons acting under the proxies.

                             SHAREHOLDER PROPOSALS

     Under Rule 14a-8 promulgated under the Exchange Act, shareholders of the Company may present proper proposals for inclusion in the Company's proxy statement and for consideration at the next annual meeting of shareholders by submitting their proposals to the Company in a timely manner. In order to be considered for inclusion in the proxy statement distributed to shareholders prior to the annual meeting in the year 2000, a shareholder proposal must be received by the Company no later than January 19, 2000 and must otherwise comply with the requirements of Rule 14a-8. In order to be considered for presentation at the annual meeting of shareholders in the year 2000, although not included in the proxy statement, a stockholder proposal must comply with the requirements of the Company's by-laws and be received by the Company no later than April 3, 2000. Shareholder proposals should be delivered in writing to Irwin J. Gruverman, Secretary, Microfluidics International Corporation, 30 Ossipee Road, Newton, Massachusetts 02464-9101.

                          ANNUAL REPORT ON FORM 10-K

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 1998 (OTHER THAN EXHIBITS THERETO) FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WHICH PROVIDES ADDITIONAL INFORMATION ABOUT THE COMPANY, IS AVAILABLE TO BENEFICIAL OWNERS OF THE COMMON STOCK WITHOUT CHARGE UPON WRITTEN REQUEST TO THE SECRETARY, MICROFLUIDICS INTERNATIONAL CORPORATION, 30 OSSIPEE ROAD, NEWTON, MASSACHUSETTS 02464-9101.

                                 EXPENSES AND SOLICITATION

     The cost of solicitation of proxies will be borne by the Company. Proxies will be solicited principally through the mails. Further solicitation of proxies from some shareholders may be made by directors, officers and regular employees of the Company personally, by telephone, telegraph or special letter. No additional compensation, except for reimbursement of reasonable out-of-pocket expenses, will be paid for any such further solicitation. In addition, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of the nominee. The Company will reimburse any such persons for their reasonable out-of-pocket expenses.

                                                                        Appendix
                    MICROFLUIDICS INTERNATIONAL CORPORATION

                       1986 EMPLOYEE STOCK PURCHASE PLAN


Article 1 - Purpose
---------   -------

     This Employee Stock Purchase Plan (the "Plan") is intended as an incentive and to encourage all eligible employees of Microfluidics International Corporation (the "Company") and participating subsidiaries to acquire stock ownership in the Company so that they may share in its growth. It is intended that options issued pursuant to the Plan shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Internal Revenue Code of 1954, as amended (the "Code").

Article 2 - Administration of the Plan
---------   --------------------------

     The Plan may be administered by a committee appointed by the Board of Directors of the Company (the "Committee"). The Committee shall consist of not less than three members of the Company's Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. Vacancies on the Committee, howsoever caused, shall be filled by the Board of Directors. The Committee may select one of its members as Chairman, and shall hold meetings at such times and places as it may determine. Acts by a majority of the Committee, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction by the Committee of any provisions of the Plan or of any option granted under it shall be final unless otherwise determined by the Board of Directors. The Committee may from time to time adopt such rules and regulations for carrying out the Plan as it may deem best, provided that any such rules and regulations shall be applied on a uniform basis to all employees under the Plan. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.

     In the event the Board of Directors fails to appoint or refrains from appointing a Committee, the Board of Directors shall have all powers and authority to administer the Plan. In such event, the word "Committee" wherever used herein shall be deemed to mean the Board of Directors.

Article 3 - Eligible Employees
---------   ------------------

     No option may be granted to any person serving as a member of the Committee at the time of grant. Subject to this limitation, all employees of the Company (including any operating division) or any of its participating subsidiaries (as defined in Article 18) who have completed at least 30 consecutive days of full-time, permanent employment with the Company or any of its participating subsidiaries prior to the first day of any Payment Period (as defined in Article 5) shall be eligible to receive options under the Plan to purchase the Company's Common Stock. All such employees ("Eligible Employees") shall have the same rights and privileges under the Plan. In no event may an employee be granted an option if such employee, immediately after the option is granted, owns stock possessing 5 percent or more of the total combined voting power or value of all classes of stock of the Company or of its parent corporation or subsidiary corporations, if any, as the terms "parent corporation" and "subsidiary corporation" are defined in Section 424(e) and (f) of the Code. For purposes of determining stock ownership under this paragraph, the rules of Section 424(d) of the Code shall apply, and stock which the employee may purchase under outstanding options shall be treated as stock owned by the employee.

     The Board of Directors shall have the authority to permit employees of acquired businesses to participate in the Plan effective within the then current Payment Period without compliance with the eligibility and participation requirements of the Plan, to the extent permitted by the Code.

Article 4 - Stock Subject to the Plan
---------   -------------------------

     The stock subject to the options shall be shares of the Company's authorized but unissued shares of Common Stock, or shares of Common Stock reacquired by the Company, including shares purchased in the open market. The aggregate number of shares which may be issued pursuant to the Plan is 300,000, subject to adjustment as provided in Article 13. In the event any option granted under the Plan shall expire or terminate for any reason without having been exercised in full or shall cease for any reason to be exercisable in whole or in part, the unpurchased shares subject thereto shall again be available under the Plan.

Article 5 - Payment Periods and Grant of Options
---------   ------------------------------------

     The six-month periods, January 1 to June 30 and July 1 to December 31, are the Payment Periods during which payroll deductions will be accumulated under the Plan. The initial Payment Period under the Plan shall be the six-month period, July 1, 1986 to December 31, 1986. Each Payment Period includes only regular pay days falling within it.

     Twice each year, on the first business day of each Payment Period, the Company will grant to each Eligible Employee who has elected to participate in the Plan an option to purchase on the last day of such Payment Period, at the Option Price hereinafter provided for, a maximum of 1,000 shares, on condition that such employee remains eligible to participate in the Plan throughout such Payment Period. The participant shall be entitled to exercise the option so granted only to the extent of the participant's accumulated payroll deductions on the last day of such Payment Period. If the participant's accumulated payroll deductions on the last day of the Payment Period would enable the participant to purchase more than 1,000 shares except for the 1,000-share limitation, the excess of the amount of the accumulated payroll deductions over the aggregate purchase price of the 1,000 shares shall be refunded promptly by the Company to the participant, without interest. The Option Price for each Payment Period shall be the lesser of (i) 85% of the average market price of the Company's Common Stock on the first business day of the Payment Period, or (ii) 85% of the average market price of the Company's Common Stock on the last business day of the Payment Period, in either event rounded up to avoid fractions other than 1/4, 1/2 and 3/4. The foregoing limitation on the number of shares which may be granted in any Payment Period and the Option Price per share shall be subject to adjustment as provided in
Article 13.

     For purposes of the Plan the term "average market price" shall mean, if the Company's Common Stock is publicly traded, the average of (A) the daily closing bid and asked prices on the over-the-counter market as reported by NASDAQ (or other automated inter-dealer quotation system selected by the Board of Directors), or (B) if trading in the Company's Common Stock is then reported on the NASDAQ National Market System, the daily high and low prices so reported, or
(C) if the Company's Common Stock is then traded on a national securities exchange, the daily high and low prices on the principal securities exchange on which it is so traded, or on such other national securities exchange as shall be designated by the Board of Directors.

     For purposes of the Plan the term "business day" means a day on which there is trading on the over-the-counter market or on the principal national securities exchange on which the Company's Common Stock is traded or on such other national securities exchange as shall be designated by the Board of Directors pursuant to the preceding sentence.

     No Eligible Employee shall be granted an option which permits his rights to purchase Common Stock under the Plan and any similar plans of the Company or any parent or subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time, as determined in accordance with Section 423(b)(8) of the Code.

Article 6 - Exercise of Option
---------   ------------------

     Each Eligible Employee who continues to be a participant in the Plan on the last business day of a Payment Period shall be deemed to have exercised his option on such date and shall be deemed to have purchased from the Company such number of full shares of Common Stock reserved for the purpose of the Plan as his accumulated payroll deductions on such date will pay for at the current Option Price, but in no event more than 1,000 shares. Subject to Article 15, if a participant is not an employee on the last business day of a Payment Period, he shall not be entitled to exercise his option.

Article 7 - Unused Payroll Deductions
---------   -------------------------

     Only full shares of Common Stock may be purchased under the Plan. Unused payroll deductions remaining in an employee's account at the end of a Payment Period (other than amounts refunded to the employee pursuant to Article 5) shall be credited to the account of such employee for the succeeding Payment Period.

Article 8 -  Authorization for Entering Plan
---------    -------------------------------

     An Eligible Employee may enter the Plan by filling out, signing and delivering to the Company an authorization:

     A.   Stating the amount to be deducted regularly from his pay;

     B. Authorizing the purchase of stock for him in the Payment Period in accordance with the terms of the Plan; and

     C. Specifying the exact name in which stock purchased for him is to be issued as provided under Article 12 hereof.

Such authorization must be received by the Company at least 10 days before the beginning date of the next succeeding Payment Period.

     Unless an employee files a new authorization or withdraws from the Plan, his deductions and purchases under the authorization he has on file under the Plan will continue from one Payment Period to succeeding Payment Periods as long as the Plan remains in effect.

     The Company will accumulate and hold for the employee's account the amounts deducted from his pay. No interest will be paid on such amounts.

Article 9 -  Minimum and Maximum Amounts of Payroll Deductions
---------    -------------------------------------------------

     An Eligible Employee may authorize payroll deductions in an amount (in whole percents) not less than 2% but not more than 10% of his total annual gross pay.

Article 10 - Changes in Payroll Deductions
----------   -----------------------------

     Deductions may be increased or decreased no more than one time per Payment Period. A new authorization must be filed with the Company to so change deductions.

Article 11 - Withdrawal from the Plan
----------   ------------------------

     An Eligible Employee may withdraw from the Plan, in whole but not in part, at any time prior to the last business day of any Payment Period by delivering a withdrawal notice to the Company, in which event the Company will refund the entire balance of his deductions as soon as practicable thereafter, without interest.

     To re-enter the Plan, an Eligible Employee who has previously withdrawn must file a new authorization in accordance with Article 8. His re-entry into the Plan cannot, however, become effective before the beginning of the next Payment Period following his withdrawal.

Article 12 - Issuance of Stock
----------   -----------------

     Certificates for stock issued to participants will be delivered as soon as practicable after each Payment Period.

     Stock purchased under the Plan will be issued only in the name of the Eligible Employee, or if his authorization so specifies, in the name of the employee and another person of legal age as joint tenants with rights of survivorship.

Article 13 - Adjustments
----------   -----------

     Upon the happening of any of the following described events, an optionee's rights under options granted hereunder shall be adjusted as hereinafter provided:

          A. In the event shares of Common Stock of the Company shall be subdivided or combined into a greater or smaller number of shares or if, upon a merger, consolidation, reorganization, split-up, liquidation, combination, recapitalization or the like of the Company, the shares of the Company's Common Stock shall be exchanged for other securities of the Company or of another corporation, each optionee shall be entitled, subject to the conditions herein stated, to purchase such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such optionee would have been entitled to purchase except for such action, and appropriate adjustments shall be made in the Option Price per share to reflect such subdivision, combination, or exchange; and

          B. In the event that Company shall issue any of its shares as a stock dividend upon or with respect to the shares of stock of the class which shall at the time be subject to option hereunder, each optionee upon exercising such an option shall be entitled to receive (for the aggregate Option Price paid upon such exercise) the shares as to which he is exercising his option and, in addition thereto (at no additional cost), such number of shares of the class or classes in which such stock dividend or dividends were declared or paid, and such amount of cash in lieu of fractional shares, as is equal to the number of shares thereof and the amount of cash in lieu of fractional shares, respectively, which he would have received if he had been the holder of the shares as to which he is exercising his option at all times between the date of the granting of such option and the date of its exercise.

     Upon the happening of any of the foregoing events, the class and aggregate number of shares set forth in Article 4 hereof which are subject to options which have heretofore been or may hereafter be granted under the Plan and the limitations set forth in the second paragraph of Article 5 shall also be appropriately adjusted to reflect the events specified in paragraphs A and B above. Notwithstanding the foregoing, any adjustments made pursuant to subsections A or B shall be made without stockholder approval only to the extent that the Committee, based on advice of counsel for the Company, determines that such adjustments will not constitute a change requiring stockholder approval under Section 423(b)(2) of the Code.

     The Committee shall determine the adjustments to be made under this Article 13, and its determination shall be conclusive.

Article 14 - No Transfer or Assignment of Employee's Rights
----------   ----------------------------------------------

     An employee's rights under the Plan are his alone and may not be transferred or assigned to, or availed of by, any other person. Any option granted to an employee may be exercised only by him.

Article 15 - Termination of Employee's Rights
----------   --------------------------------

     An employee's rights under the Plan will terminate when he ceases to be an employee because of retirement, resignation, discharge, death, change of status or for any other reason, except that if an employee retires or is laid off on account of an absence of work during the last three months of any Payment Period, he shall nevertheless be deemed to be a participant in the Plan on the last day of the Payment Period. A withdrawal notice will be considered as having been received from the employee on the day his employment ceases, and all payroll deductions not used to purchase stock will be refunded.

     If an employee's payroll deductions are interrupted by any legal process, a withdrawal notice will be considered as having been received from him on the day the interruption occurs.

Article 16 - Termination and Amendments to Plan
----------   ----------------------------------

     The Plan may be terminated at any time by the Company's Board of Directors, but such termination shall not affect options then outstanding under the Plan. The Plan will terminate in any case when all or substantially all of the unissued shares of stock reserved for the purposes of the Plan have been purchased. If at any time shares of stock reserved for the purposes of the Plan remain available for purchase but not in sufficient number to satisfy all then unfilled purchase requirements, the available shares shall be apportioned among participants in proportion to their options and the Plan shall terminate. Upon such termination or any other termination of the Plan, all payroll deductions not used to purchase stock will be refunded, without interest.

     The Board of Directors also reserves the right to amend the Plan from time to time in any respect, provided, however, that no amendment shall be effective without approval of the stockholders which would (a) except as provided in
Article 13, increase the number of shares of Common Stock to be offered under the Plan or (b) change the class of employees eligible to receive options under the Plan.

Article 17 - Limitations on Sale of Stock Purchased Under the Plan
----------   -----------------------------------------------------

     The Plan is intended to provide Common Stock for investment and not for resale. The Company does not, however, intend to restrict or influence any employee in the conduct of his own affairs. Any employee may, therefore, sell stock purchased under the Plan at any time he chooses, subject to compliance with any applicable Federal or state securities laws; provided, however, that because of certain Federal tax requirements, each employee will agree by entering the Plan, to give the Company prompt notice of any such stock disposed of within two years after the date of grant of the relevant option showing the number of such shares disposed of: THE EMPLOYEE ASSUMES THE RISK OF ANY MARKET FLUCTUATIONS IN THE PRICE OF THE STOCK.

Article 18 - Participating Subsidiaries
----------   --------------------------

     The term "participating subsidiaries" shall mean any subsidiary of the Company which is designated by the Committee to participate in the Plan. The Committee shall have the power to make such designation before or after the Plan is approved by the stockholders.

Article 19 - Optionees Not Stockholders
----------   --------------------------

     Neither the granting of an option to any employee nor the deductions from his pay shall constitute such employee a stockholder of the shares covered by an option until such shares have been purchased by and issued to him.

Article 20 - Application of Funds
----------   --------------------

     The proceeds received by the Company from the sale of Common Stock pursuant to options granted under the Plan will be used for general corporate purposes.

Article 21 - Governmental Regulation
----------   -----------------------

     The Company's obligation to sell and deliver shares of the Company's Common Stock under the Plan is subject to the approval of any governmental authority required in connection with the authorization, issuance or sale of such shares.

     The Company intends to apply to the Internal Revenue Service for a ruling regarding the tax aspects of the Plan. If the Company does not receive a favorable tax ruling before the last day of the first Payment Period under the Plan (December 31, 1986), the Company reserves the right to rescind all options granted to Eligible Employees on the first day of such Payment Period, in which event all payroll deductions shall be refunded to participating Eligible Employees without interest.

Article 22 - Approval of Stockholders
----------   ------------------------

     The Plan shall be subject to approval by the holders of a majority of the outstanding shares of the Common Stock of the Company present or represented by proxy at a duly called meeting of shareholders, which approval must occur within the period ending twelve months after the date the Plan is adopted by the Board of Directors. The Plan was adopted by the Board of Directors on April 2, 1986, and by the Stockholders on June 3, 1986. The Plan was Amended and Restated by the Board of Directors as of January 15, 1999 (no stockholders approval was sought).

                    MICROFLUIDICS INTERNATIONAL CORPORATION

THIS PROXY IS BEING SOLICITED BY MICROFLUIDICS BOARD OF DIRECTORS

The undersigned, revoking any previous proxies relating to these shares, hereby acknowledges receipt of the Notice and Proxy Statement dated May 18, 1999, in connection with the Annual Meeting to be held at 10:00 a.m. on Tuesday, June 15, 1999, at the offices of the Corporation located at 30 Ossipee Road, Newton, MA, 02464-9101 and hereby appoints Dennis Riordan, Controller of the Company and Jack M. Swig, General Counsel of the Company, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Microfluidics International Corporation registered in the name provided herein which the undersigned is entitled to vote at the 1999 Annual Meeting of Stockholders, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

THIS PROXY WHEN EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2-5.

IN THEIR DISCRETION THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS THEREOF.

ELECTION OF DIRECTORS (OR IF ANY NOMINEE IS NOT AVAILABLE FOR ELECTION, SUCH SUBSTITUTE AS THE BOARD OF DIRECTORS MAY DESIGNATE)

NOMINEES:  IRWIN J. GRUVERMAN     MICHAEL A. LENTO    JAMES N. LITTLE
           BRET A. LEWIS          J.B. JENNINGS       VINCENT B. CORTINA

SEE REVERSE SIDE FOR OTHER PROPOSALS. If you wish to vote in accordance with the Board of Directors' recommendations, just sign on the reverse side. You need not mark any boxes.

                                                              (SEE REVERSE SIDE)
                                                              ------------------

                   [X] PLEASE MARK VOTES AS IN THIS EXAMPLE.

The Board of Directors recommends a vote FOR Proposals 1 through 5.

1.  ELECTION OF DIRECTORS (SEE REVERSE). FOR [_] WITHHELD [_]

             _____________________________________________________

                    For all nominees except as noted above.

2. Proposal to amend the Company's Certificate of Incorporation to effect (i) a decrease in the number authorized shares of Common Stock from 20,000,000 to 10,000,000 and (ii) to effect a one-for-two, one-for-two and one half and one-for-three reverse stock split of the issued and outstanding Common Stock of the Company, with one of such approved alternatives to be chosen by the Board of Directors of the Company.
[_]    FOR                      [_] AGAINST                     [_]  ABSTAIN

3. Proposal to amend the Company's Certificate of Incorporation to change the name of the company from Microfluidics International Corporation to MFIC Corporation.
[_]    FOR                      [_] AGAINST                     [_]  ABSTAIN

4. Proposal to increase by 150,000 shares the aggregate number of shares reserved for issuance under the Company's 1986 Employee Stock Purchase Plan.
[_]    FOR                      [_] AGAINST                     [_]  ABSTAIN

5. Proposal to Ratify the Appointment of Deloitte & Touche LLP as the Corporation's independent public accountants for the fiscal year ending December 31, 1999.
[_]    FOR                      [_] AGAINST                     [_]  ABSTAIN

                                Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

                                Signature:___________________ Date__________

                                Signature:___________________ Date__________